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                                                                   Exhibit 23(b)



                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated November 29, 1999, with respect to the consolidated financial statements and schedule of Commercial Intertech Corp. included in its Annual Report (Form 10-K) for the year ended October 31, 1999, in the Proxy Statement of Commercial Intertech Corp. that is made a part of the Registration Statement (Form S-4 No. 333-96453) and Prospectus of Parker-Hannifin Corporation for the registration of 8,448,429 shares of its common stock.


                                             /s/ Ernst & Young LLP
                                             -----------------------------
                                             ERNST & YOUNG LLP

Cleveland, Ohio
February 23, 2000